UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 16, 2017

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

900 Third Avenue

New York, NY 10022-1010

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On June 16, 2017 (the “Closing Date”), Orchestra Borrower LLC (the “Escrow Issuer”) and Orchestra Co-Issuer, Inc. (the “Co-Issuer”), wholly owned subsidiaries of Virtu Financial, Inc. (“Virtu”), completed their offering (the “Offering”), pursuant to an exemption from registration under the Securities Act of 1933 (as amended, the “Securities Act”), of $500 million aggregate principal amount of 6.750% Senior Secured Second Lien Notes due 2022 (the “Notes”). The Notes have been issued by the Escrow Issuer and Co-Issuer under an Indenture, dated as of June 16, 2017 (the “Indenture”), among the Escrow Issuer, the Co-Issuer and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent.  The Notes mature on June 15, 2022. Interest on the Notes accrues at 6.750% per annum, paid every six months through maturity on each June 15 and December 15, beginning on December 15, 2017.

For purposes of this Current Report on Form 8-K, the term “Issuers” means (a) prior to the Effective Date, collectively, the Escrow Issuer and the Co-Issuer and (b) from and after Effective Date, collectively, VFH Parent LLC (“VFH”) and the Co-Issuer. The “Effective Date” means the closing date of Virtu’s previously announced pending acquisition (the “Acquisition”) of KCG Holdings, Inc. (“KCG Holdings”), and its subsidiaries (collectively, “KCG”), pursuant to the Agreement and Plan of Merger, dated as of April 20, 2017 (the “Merger Agreement”).

Use of Proceeds

The gross proceeds from the Offering have been escrowed as described below and upon release from escrow will be used to finance, in part, the Acquisition and to repay certain indebtedness of Virtu and KCG. The proceeds of the Notes will be held in escrow until immediately prior to the consummation of the Acquisition.

Notes Guarantees

The Notes are currently the obligations of only the Escrow Issuer and Co-Issuer and are not currently guaranteed by Virtu Financial LLC, a subsidiary of Virtu (“Holdings”), or any of Holdings’ subsidiaries. After the Effective Date and the release of the escrowed funds, the Escrow Issuer’s obligations under the Notes will be assumed by VFH, a wholly-owned subsidiary of Holdings, and fully and unconditionally guaranteed  on a senior basis, jointly and severally, by Holdings and each of Holdings’ existing and future wholly owned domestic restricted subsidiaries that guarantee or are borrowers under VFH’s previously announced new senior secured first lien credit facilities (the “New Credit Facilities”), including KCG Holdings and certain of its subsidiaries (subject to certain exceptions) (collectively, the “Guarantors”).  Virtu will not guarantee the notes.

Collateral

Currently, the Notes are secured by a first-priority perfected lien on the escrow account and the gross proceeds of the offering and other escrow property held therein.  From and after the Effective Date, the Notes and the related guarantees will be secured by second-priority perfected liens on substantially all of the Issuers’ and Guarantors’ existing and future assets, subject to certain exceptions, including all material personal property, a pledge of the capital stock of the Issuers, the Guarantors (other than Holdings) and the direct subsidiaries of the Issuers and the Guarantors and up to 65.0% of the voting capital stock of any now-owned or later-acquired foreign subsidiaries that are directly owned by the Issuers or any of the Guarantors, which assets will also secure the New Credit Facilities on a first-priority basis.

Indenture

Optional Redemption

Prior to June 15, 2019, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to (but not including) the date of redemption, plus an applicable “make whole” premium (calculated based upon the yield of certain U.S. treasury securities plus 0.50%).

Prior to June 15, 2019, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption with the net cash proceeds from certain equity offerings.

On or after June 15, 2019, the Issuers may redeem some or all of the Notes, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to (but not including) the date of redemption, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Period	Percentage
2019	103.375%
2020	101.688%
2021 and thereafter	100.000%

Special Mandatory Redemption

If (i) the Escrow Release Conditions (as defined below) are not satisfied on or prior to the Escrow End Date (as defined below) or such earlier date as the Escrow Issuer determines in its sole discretion that the Escrow Release Conditions cannot be satisfied, (ii) the Escrow Issuer fails to satisfy its Top Up Obligations (as defined below) or (iii) the Merger Agreement is terminated in accordance with its terms, the Escrow Issuer will redeem the Notes at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control

Upon the occurrence of specified change of control events, the Issuers are required to make an offer to purchase all of the Notes at a purchase price of 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to (but not including) the date of purchase.

Certain Covenants

The Indenture imposes certain limitations on the Issuers’ and the Guarantors’ ability, and the ability of certain other subsidiaries, to:

•                  incur or guarantee additional indebtedness or issue preferred stock;

•                  pay dividends, make certain investments and make repayments on indebtedness that is subordinated in right of payment to the Notes and make other “restricted payments”;

•                  create liens on their assets to secure debt;

•                  enter into transactions with affiliates;

•                  merge, consolidate or amalgamate with another company;

•                  transfer and sell assets; and

•                  permit restrictions on the payment of dividends by Holdings’ subsidiaries.

These covenants are subject to important qualifications and exceptions. The Indenture also contains customary events of default, including, among others, payment defaults related to the failure to pay principal or interest on the Notes, covenant defaults, final maturity default or cross-acceleration with respect to material indebtedness and certain bankruptcy events.

A copy of the Indenture will be filed as an exhibit to our next Quarterly Report on Form 10-Q. The above description of the material terms of the Indenture is qualified in its entirety by reference to the full text of the Indenture.

Escrow Arrangement

The Escrow Issuer and the Co-Issuer have deposited the gross proceeds of the Offering into a segregated escrow account, together with additional amounts necessary to redeem the Notes at a price equal to 100% of the gross proceeds of the Offering, plus accrued and unpaid interest to, but not including, the fourth business day following the three-month anniversary of the Closing Date.  On or prior to each three-month anniversary of the Closing Date, the Escrow Issuer will deposit an additional amount of cash into the escrow account that, together with all amounts then existing in the escrow account, would be sufficient to redeem the Notes in full at 100% of the issue price of the Notes plus an amount equal to the interest that would accrue on the Notes to, but excluding, the date that is three months and four business days (or, if shorter, the date that is four business days following January 31, 2018 (the “Escrow End Date”)) following such deposit date (the “Top Up Obligations”).

The escrow agent will release the escrowed funds (the “Release”) on or prior to the Escrow End Date upon certification by the Escrow Issuer that the following conditions have been met (the “Escrow Release Conditions”): (i) the merger of Orchestra Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Virtu, with and into KCG Holdings, with KCG Holdings surviving such merger, followed by a series of contributions of the Escrow Issuer and its subsidiaries (including KCG Holdings) to Holdings, and then to VFH, resulting in KCG Holdings becoming an indirect wholly owned subsidiary of VFH (the “Merger and Contribution”) shall be consummated in accordance with the terms of the Merger Agreement without giving effect to any amendment, change or supplement or waiver of any provision thereof (including any change in the purchase price) in any manner that is materially adverse to the interests of the holders of Notes, it being understood that any reduction of the purchase price in respect of the Merger (as defined in the Indenture) will be materially adverse to the holders of Notes unless such reduction is in the aggregate less than 10% of the purchase price payable on the date of the Merger Agreement; and (ii) Holdings will, pursuant to a supplemental indenture to the Indenture to be entered immediately following the Merger and Contribution, assume all obligations of the Escrow Issuer in respect of the Notes and Holdings and the guarantors will, at Holdings’ option, by either the same or a separate supplemental indenture to be entered immediately following the Merger and Contribution, become guarantors of the Notes on the date of the closing of the Merger (it being understood that such supplemental indenture(s) may be entered into on such date after the Release and the consummation of the Merger and Contribution so long as such certificate specifies that such supplemental indenture shall be so executed on such date).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Forward-Looking Statements

This report contains forward-looking statements. These forward-looking statements are subject to numerous uncertainties and factors relating to Virtu’s operations and business environment, as well as uncertainties relating to the Acquisition. Any forward-looking statements in this report are based upon information available to Virtu on the date of this report. Virtu does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect Virtu’s financial results may be found in Virtu’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
Justin Waldie
Senior Vice President, Secretary and General Counsel

Date: June 16, 2017